Exhibit 99.1

VIMEO REPORTS Q2 2021 FINANCIAL RESULTS – Q2 REVENUE INCREASES 43% TO $96 MILLION

NEW YORK— August 5, 2021—Vimeo, Inc. (NASDAQ: VMEO) (“Vimeo”) released its second quarter results today. Monthly metrics for Vimeo through July 2021 are included on page 2 of this release.

“The evolution of video as the new way to work continues," said Anjali Sud, Chief Executive Officer of Vimeo. ”In the second quarter we gained momentum in the enterprise with expanded product breadth, as we enhanced our all-in-one software solution to enable every employee to be a content creator and every business to be video-first. Our execution is on track and we are investing strategically to position Vimeo as a long-term winner in this large and early market.”

VIMEO, INC. SUMMARY RESULTS

($ in millions except per share amounts)

	Q2 2021	Q2 2020	Growth
Revenue	$96.0	$67.3	43%
Gross profit	$70.3	$44.4	58%
Gross margin	73%	66%
Operating income (loss)	(20.3)	(12.3)	(65)%
Net income (loss)	(20.4)	(14.8)	NM
Diluted EPS	(0.13)	(0.09)	NM
Adjusted EBITDA	(3.8)	(5.3)	NM

See reconciliation of GAAP to non-GAAP measures beginning on page 7.

Q2 2021 HIGHLIGHTS

•Revenue increased 43% year on year driven by a 17% increase in subscribers and 18% growth in ARPU. Enterprise revenue grew more than 80% in the quarter.

•Operating Loss: GAAP operating loss was $20.3 million, or 21% of revenues, compared to GAAP operating loss of $12.3 million, or 18% of revenues, in the second quarter of fiscal 2020.

•Adjusted EBITDA: Adjusted EBITDA was $(3.8) million, compared to $(5.3) million in the second quarter of fiscal 2020.

•Cash Flow / Liquidity: Cash flow from operating activities was $18.2 million, compared to $10.6 million in the second quarter of fiscal 2020. Free cash flow was $18.1 million, compared to $10.2 million in the second quarter of fiscal 2020. We ended the quarter with $331.0 million in cash and cash equivalents.

RECENT BUSINESS HIGHLIGHTS

•Added and expanded Enterprise customers from the Fortune 500 and across diverse industries, including Ralph Lauren, Expedia, AT&T Wireless, TIAA, Oliver Wyman, eBay and Williams Sonoma.

•Launched Video Library, a secure content hub for employees to share and access knowledge across teams. All videos are automatically captioned and transcribed, easily searchable and can be organized into team workspaces with robust permissioning and controls.

•Further enhanced our product offering with automatic recording and archiving of Zoom meetings to Vimeo, the ability to optimize video thumbnails to increase clicks, and automated closed captioning for live streams.

•Launched new partnerships and native integrations with TikTok and Asana, and expanded our existing partnerships with Facebook, Shopify and GoDaddy.

Monthly Trends (year-over-year growth trends) (a)
	Apr '21	May '21	Jun '21	Jul '21
Revenue	46%	42%	41%	35%
Subscribers	21%	18%	17%	16%
Average Revenue per User ("ARPU")	19%	18%	19%	16%

(a)As of the date of this document, the Company has not yet completed its financial close process for July 2021. As a result, the information herein for July 2021 is preliminary and based upon information available to the Company as of the date of this document. During the course of the financial close process, the Company may identify items that would require it to make adjustments, which may impact growth rates and be material to the information presented above.

VIDEO CONFERENCE CALL

Vimeo will live stream a video conference to answer questions regarding its second quarter results on Friday, August 6, 2021, at 8:30 a.m. Eastern Time. This live stream will include the disclosure of certain information, including forward-looking information, which may be material to an investor’s understanding of Vimeo’s business. The live stream will be open to the public at https://www.vimeo.com/investors.

GAAP FINANCIAL STATEMENTS
VIMEO, INC. CONSOLIDATED STATEMENT OF OPERATIONS
($ in thousands except per share data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue	$96,046	$67,334	$185,468	$124,302
Cost of revenue (exclusive of depreciation shown separately below)	25,771	22,899	50,727	41,257
Gross profit	70,275	44,435	134,741	83,045
Operating expenses:
Research and development expense	27,062	16,262	48,538	31,555
Sales and marketing expense	40,248	26,519	72,317	51,644
General and administrative expense	21,508	10,983	36,026	23,187
Depreciation	186	102	300	160
Amortization of intangibles	1,583	2,915	3,471	6,038
Total operating expenses	90,587	56,781	160,652	112,584
Operating loss	(20,312)	(12,346)	(25,911)	(29,539)
Interest expense	(122)	—	(186)	—
Interest expense–related party	—	(2,372)	(726)	(4,825)
Other income (expense), net	142	(164)	10,229	(223)
Loss before income taxes	(20,292)	(14,882)	(16,594)	(34,587)
Income tax (provision) benefit	(100)	106	(485)	(449)
Net loss	$(20,392)	$(14,776)	$(17,079)	$(35,036)

Per share information:
Basic loss per share	$(0.13)	$(0.09)	$(0.11)	$(0.22)
Diluted loss per share	$(0.13)	$(0.09)	$(0.11)	$(0.22)
Weighted average shares outstanding used in the computation of net loss per share (a):
Basic	159,418	159,381	159,399	159,381
Diluted	159,418	159,381	159,399	159,381

Stock-based compensation expense by function:
Cost of revenue	$169	$21	$189	$25
Research and development expense	5,748	706	7,468	1,166
Sales and marketing expense	1,498	173	1,820	330
General and administrative expense	7,280	3,115	10,130	4,510
Total stock-based compensation expense	$14,695	$4,015	$19,607	$6,031
(a)    Weighted average basic and diluted shares outstanding for the three and six months ended June 30, 2020 reflect Vimeo's outstanding shares immediately after the completion of Vimeo's separation from the remaining businesses of IAC/InterActiveCorp. For additional information on the separation, see the registration statement on Form S-1 of Vimeo, Inc. filed with the SEC on May 26, 2021.

VIMEO, INC. CONSOLIDATED BALANCE SHEET
($ in thousands)
	June 30, 2021	December 31, 2020
ASSETS
Cash and cash equivalents	$331,024	$110,011
Accounts receivable, net	16,383	12,785
Prepaid expenses and other current assets	16,090	7,932
Total current assets	363,497	130,728

Leasehold improvements and equipment, net	3,232	3,321
Goodwill	219,337	219,337
Intangible assets with definite lives, net	7,383	10,854
Other non-current assets	19,417	6,839
TOTAL ASSETS	$612,866	$371,079

LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES:
Accounts payable, trade	$4,563	$3,324
Promissory note due on demand—related party	—	44,565
Deferred revenue	165,338	137,436
Accrued expenses and other current liabilities	55,153	47,432
Total current liabilities	225,054	232,757

Long-term debt—related party	—	50,000
Other long-term liabilities	8,674	3,242

Commitments and contingencies

SHAREHOLDERS' EQUITY:
Common stock	1,551	—
Class B common stock	94	—
Class A Voting common stock of Vimeo OpCo	—	837
Class B Non-Voting common stock of Vimeo OpCo	—	663
Preferred stock	—	—
Additional paid-in-capital	677,667	366,676
Accumulated deficit	(300,088)	(283,009)
Accumulated other comprehensive loss	(86)	(87)
Total shareholders' equity	379,138	85,080
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$612,866	$371,079

VIMEO, INC. CONSOLIDATED STATEMENT OF CASH FLOWS
($ in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Cash flows from operating activities:
Net loss	$(20,392)	$(14,776)	$(17,079)	$(35,036)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation expense	14,695	4,015	19,607	6,031
Amortization of intangibles	1,584	2,915	3,471	6,038
Depreciation	185	102	300	160
Provision for credit losses	198	798	280	1,622
Gain on the sale of an asset	—	—	(10,217)	—
Other adjustments, net	309	1,015	540	2,386
Changes in assets and liabilities:
Accounts receivable	(2,970)	(3,535)	(5,248)	(6,755)
Prepaid expenses and other assets	(4,271)	(642)	(6,100)	(1,864)
Accounts payable and other liabilities	10,545	(1,024)	3,026	1,079
Deferred revenue	18,290	21,707	29,571	36,526
Net cash provided by operating activities	18,173	10,575	18,151	10,187
Cash flows from investing activities:
Capital expenditures	(80)	(356)	(215)	(433)
Proceeds from the sale of an asset	—	—	7,768	—
Other, net	—	—	—	98
Net cash provided by (used in) investing activities	(80)	(356)	7,553	(335)
Cash flows from financing activities:
Proceeds from sale of common stock, net of fees	—	—	299,750	—
Principal payments on related-party debt	—	(7,853)	(94,565)	(7,853)
Proceeds from issuance of related-party debt	—	(2,442)	—	—
Deferred financing costs	—	—	(1,440)	—
Withholding taxes paid related to equity awards	(3,448)	(507)	(8,181)	(1,089)
Proceeds from exercise of stock options	4	—	4	—
Net cash provided by (used in) financing activities	(3,444)	(10,802)	195,568	(8,942)
Total cash provided (used)	14,649	(583)	221,272	910
Effect of exchange rate changes on cash and cash equivalents and restricted cash	75	157	(57)	(32)
Net increase (decrease) in cash and cash equivalents and restricted cash	14,724	(426)	221,215	878
Cash and cash equivalents and restricted cash at beginning of period	316,528	3,267	110,037	1,963
Cash and cash equivalents and restricted cash at end of period	$331,252	$2,841	$331,252	$2,841

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

($ in millions; rounding differences may occur)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Reconciliation of gross profit:
GAAP Gross profit	$70.3	$44.4	$134.7	$83.0
% of Revenue	73%	66%	73%	67%
Add back: Stock-based compensation expense	0.2	—	0.2	—
Non-GAAP Gross Profit	$70.4	$44.5	$134.9	$83.1
% of Revenue	73%	66%	73%	67%

Reconciliation of operating expenses:
GAAP Research and development expense	$27.1	$16.3	$48.5	$31.6
% of Revenue	28%	24%	26%	25%
Less: Stock-based compensation expense	5.7	0.7	7.5	1.2
Non-GAAP Research and development expense	$21.3	$15.6	$41.1	$30.4
% of Revenue	22%	23%	22%	24%

GAAP Sales and marketing expense	$40.2	$26.5	$72.3	$51.6
% of Revenue	42%	39%	39%	42%
Less: Stock-based compensation expense	1.5	0.2	1.8	0.3
Non-GAAP Sales and marketing expense	$38.7	$26.3	$70.5	$51.3
% of Revenue	40%	39%	38%	41%

GAAP General and administrative expense	$21.5	$11.0	$36.0	$23.2
% of Revenue	22%	16%	19%	19%
Less: Stock-based compensation expense	7.3	3.1	10.1	4.5
Non-GAAP General and administrative expense	$14.2	$7.9	$25.9	$18.7
% of Revenue	15%	12%	14%	15%

Reconciliation of net loss to Adjusted EBITDA:
Net loss	$(20.4)	$(14.8)	$(17.1)	$(35.0)
Add back:
Income tax provision	0.1	(0.1)	0.5	0.4
Other (income) expense, net	(0.1)	0.2	(10.2)	0.2
Interest expense–related party	—	2.4	0.7	4.8
Interest expense	0.1	—	0.2	—
Operating loss	(20.3)	(12.3)	(25.9)	(29.5)
% of Revenue	(21)%	(18)%	(14)%	(24)%
Add back:
Stock-based compensation expense	14.7	4.0	19.6	6.0
Depreciation	0.2	0.1	0.3	0.2
Amortization of intangibles	1.6	2.9	3.5	6.0
Adjusted EBITDA	$(3.8)	$(5.3)	$(2.5)	$(17.3)
% of Revenue	(4)%	(8)%	(1)%	(14)%

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

($ in millions except per share data; shares in thousands; rounding differences may occur)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Reconciliation of net loss to Adjusted net income (loss):
Net loss	$(20.4)	$(14.8)	$(17.1)	$(35.0)
% of Revenue	(21)%	(22)%	(9)%	(28)%
Add back:
Stock-based compensation expense	14.7	4.0	19.6	6.0
Depreciation	0.2	0.1	0.3	0.2
Amortization of intangibles	1.6	2.9	3.5	6.0
Income tax effects related to non-GAAP adjustments	—	—	—	—
Adjusted Net income (loss)	$(3.9)	$(7.7)	$6.3	$(22.8)
% of Revenue	(4)%	(12)%	3%	(18)%

Reconciliation of diluted loss per share to Adjusted EPS:
Diluted loss per share	$(0.13)	$(0.09)	$(0.11)	$(0.22)
Add back:
Stock-based compensation expense	0.09	0.03	0.12	0.04
Depreciation	—	—	—	—
Amortization of intangibles	0.01	0.02	0.02	0.04
Income tax effects related to non-GAAP adjustments	—	—	—	—
Adjusted EPS	$(0.02)	$(0.05)	$0.04	$(0.14)
Diluted weighted average shares	159,418	159,381	159,399	159,381

Computation of Free Cash Flow:
Net cash provided by operating activities	$18.2	$10.6	$18.2	$10.2
Less: Capital expenditures	(0.1)	(0.4)	(0.2)	(0.4)
Free Cash Flow	$18.1	$10.2	$17.9	$9.8

PRINCIPLES OF FINANCIAL REPORTING

Vimeo has provided in this press release certain non-GAAP financial measures, including non-GAAP Adjusted EBITDA, non-GAAP gross profit, non-GAAP operating expenses, Adjusted net income, Adjusted EPS, and free cash flow, to supplement our financial information presented in accordance with GAAP. We use these non-GAAP financial measures internally in analyzing our financial results and believe that use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing Vimeo's financial results with other companies in its industry, many of which present similar non-GAAP financial measures. Adjusted EBITDA is the metric on which our internal budgets are based and also the metric by which management is compensated. We believe that investors should have access to, and we are obligated to provide, the same set of tools that we use in analyzing our results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. Our presentation of these non-GAAP financial measures may differ from the presentation of similarly titled measures by other companies. Vimeo endeavors to compensate for the limitations of the non-GAAP measures presented by providing the comparable GAAP measure with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measure. We encourage investors to examine the reconciling adjustments between the GAAP and corresponding non-GAAP measure, which are included in this release. Interim results are not necessarily indicative of the results that may be expected for a full year.

Definitions of Non-GAAP Measures

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA") is defined as operating income excluding: (1) stock-based compensation expense; (2) depreciation; and (3) acquisition-related items consisting of amortization of intangible assets and impairments of goodwill and intangible assets, if applicable. We believe this measure is useful for analysts and investors as this measure allows a more meaningful comparison between our performance and that of our competitors. The above items ("Adjusted EBITDA Non-GAAP Adjustments") are excluded from our Adjusted EBITDA measure because these items are non-cash in nature. Adjusted EBITDA has certain limitations because it excludes the impact of these expenses.

Non-GAAP gross profit excludes the effect of stock-based compensation included in Cost of revenue.

Non-GAAP operating expenses include Non-GAAP Research and development expense, Non-GAAP Sales and marketing expense, and Non-GAAP General and administrative expense. These Non-GAAP operating expenses exclude the effect of stock-based compensation expense included in their respective expense items.

Adjusted net income and Adjusted EPS exclude the effect of the Adjusted EBITDA Non-GAAP Adjustments, as well as the related income tax effects. Adjusted EPS is calculated by dividing Adjusted net income by the Diluted weighted average shares outstanding used in the computation of net loss per share.

Free Cash Flow is defined as net cash used in operating activities less cash used for capital expenditures. We believe Free Cash Flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash.

Non-Cash Expenses That Are Excluded From Non-GAAP Measures

Stock-based compensation expense consists of expense associated with the grants of Vimeo stock appreciation rights ("SARs"), including performance-based SARs, restricted stock awards, and restricted stock units. These expenses are not paid in cash and we view the economic costs of stock-based awards to be the dilution to our share base; we also consider the dilutive impact of the stock-based awards in GAAP diluted earnings per share, to the extent such impact is dilutive. Equity awards are generally settled on a gross basis in shares of Vimeo common stock such that individual award holders will pay their withholding tax obligation, generally by selling shares of Vimeo common stock (including a portion of the shares received in connection with the applicable exercise).

Depreciation is a non-cash expense relating to our leasehold improvements and equipment and is computed using the straight-line method to allocate the cost of depreciable assets to operations over their estimated useful lives, or, in the case of leasehold improvements, the lease term, if shorter.

Amortization of intangible assets and impairments of goodwill and intangible assets are non-cash expenses related to acquisitions. At the time of an acquisition, the identifiable definite-lived intangible assets of the acquired company, such as customer relationships, technology and trade names, are valued and amortized over their estimated lives. An impairment is recorded when the carrying value of an intangible asset or goodwill exceeds its fair value. We believe that intangible assets represent costs incurred by the acquired company to build value prior to acquisition and the related amortization and impairments of intangible assets or goodwill, if applicable, are not ongoing costs of doing business.

Metric Definitions

Gross Margin – Revenue less cost of revenue, divided by revenue.

Subscribers – The number of users who have an active subscription to one of Vimeo’s paid plans measured at the end of the relevant period. Vimeo counts each account with a subscription plan as a subscriber. In the case of enterprise customers who maintain multiple accounts across Vimeo’s platforms as part of a single enterprise subscription plan, Vimeo counts only one subscriber. Vimeo does not count team members who have access to a subscriber’s account as additional subscribers.

Average Subscribers – The sum of the number of Subscribers at the beginning and at the end of the relevant measurement period divided by two.

Average Revenue per User (“ARPU”) – The annualized revenue for the relevant period divided by Average Subscribers. For periods that are less than a full year, annualized revenue is calculated by dividing the revenue for that particular period by the number of calendar days in the period and multiplying this value by the number of days in that year.

Enterprise Customers – Subscribers who purchase plans through contact with our sales force.

OTHER INFORMATION

Cautionary Statement Regarding Forward-Looking Information

This press release and the Vimeo livestream which will be held at 8:30 a.m. Eastern Time on August 6, 2021, contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "will," "may," "could," "should," "would," "anticipates," "estimates," "expects," "plans," "projects," "forecasts," "intends," "targets," "seeks" and "believes," as well as variations of these words or comparable words, among others, generally identify forward-looking statements. These forward-looking statements include, among others, statements relating to Vimeo's future results of operations and financial condition, business strategy, and plans and objectives of management for future operations, including statements attributable to our Chief Executive Officer. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available. These forward-looking statements are subject to a number of known and unknown risks, uncertainties and assumptions. Actual results could differ materially from those contained in or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the risks inherent in Vimeo's recently completed separation from IAC, the risks that the anticipated benefits from the separation will not be realized, changes in the regulatory landscape, including, in particular, changes in laws that might increase the liability of online intermediaries for user-generated content, reputational damage caused by problematic user content or our decisions to remove (or not remove) it; changes in policies implemented by third party platforms upon which we rely for traffic and distribution of mobile apps, increased competition in the online video category, our ability to convert visitors into uploaders and uploaders into paying subscribers, our ability to retain paying subscribers by maintaining and improving our value proposition, our ability to provide video storage and streaming in a cost-effective manner, our ability to successfully attract enterprise customers, our ability to protect sensitive data from unauthorized access, the integrity, quality, scalability and redundancy of our systems, technology and infrastructure (and those of third parties with which we do business), our ability to successfully operate in and expand into additional international markets, our ability to adequately protect our intellectual property rights and not infringe the intellectual property rights of third parties, foreign exchange currency rate fluctuations, the impact of the COVID-19 pandemic on our business, adverse changes in economic conditions, the possibility that our historical consolidated and combined results may not be indicative of our future results and the other factors set forth in the section titled "Risk Factors" in our Registration Statement on Form S-1 filed with the SEC on May 26, 2021 as they may be updated by our periodic reports subsequently filed with the SEC. Other unknown or unpredictable factors that could also adversely affect Vimeo’s business, financial condition and results of operations may arise from time to time. In light of these risks and uncertainties, these forward-looking statements may not prove to be accurate. Accordingly, you should not place undue reliance on these forward-looking statements, which only reflect the views of Vimeo’s management as of the date of this communication. Vimeo does not undertake to update these forward-looking statements.

About Vimeo

Vimeo is the world's leading all-in-one video software solution. Our platform enables any professional, team, and organization to unlock the power of video to create, collaborate and communicate. We proudly serve our growing community of over 200 million users — from creatives to entrepreneurs to the world's largest companies. Vimeo is an operating business of IAC. Learn more at www.vimeo.com.

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